                                                                    EXHIBIT 4.5




                               VISION 21, INC.

                           NOTE PURCHASE AGREEMENT


                          DATED:  DECEMBER 20, 1996


             10% SENIOR SUBORDINATED NOTES DUE DECEMBER 19, 1999
            (DETACHABLE WARRANTS EXCHANGEABLE INTO COMMON STOCK)

                              TABLE OF CONTENTS


                                                                                                                     PAGE
ARTICLE 1 -     Authorizations of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2 -     Issuance and Sale of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 3 -     Agreements with Other Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 4 -     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.2     Description of business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.3     No material adverse change in financial condition or affairs . . . . . . . . . . . . . . . . . . . .   2
         4.4     Tax returns and payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.5     No default on other debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.6     Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.7     Compliance with applicable laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.8     Litigation, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.9     Adverse developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.10    Compliance with other instruments; none burdensome . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.11    No stockholder or governmental consent required  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.12    Offering of notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.13    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.14    Authorization, execution and delivery of notes . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.15    Representations and warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.16    Representations and warranties as to acquired businesses . . . . . . . . . . . . . . . . . . . . . .   4
         4.17    Closings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 5 -     Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         5.1     Representations and warranties correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         5.2     Reservation of common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         5.3     No default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.4     Sale and delivery of notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.5     Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.6     Compliance certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.7     Legality of investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.8     Proceedings and documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 6 -     Purchase for Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 7 -     Accounting; Financial Statements and Other Information. . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 8 -     Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 9 -     Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8



         9.1     Prepayment without penalties or premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         9.2     Notations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 10 -     Insurance of Properties and Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 11 -     Additional Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 12 -     Agreement to Register. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 13 -     First Right of Refusal and Co-Sale Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         13.1    Purchase right of first refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         13.2    Co-sale rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 14 -     Provisions Respecting Exchange of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         14.1    Exchange of warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         14.2    Issuance of common stock upon exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         14.3    Adjustment to exchange price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         14.4    Fractional shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         14.5    Effect of reclassifications, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         14.6    Company to reserve stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         14.7    No dilution or impairment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         14.8    Taxes on exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         14.9    Notices of record date, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 15 -     Transfers Not Registered Under Securities Act of 1933  . . . . . . . . . . . . . . . . . . . . . . .  22
         15.1    Restrictive legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         15.2    Notice of proposed transfer, opinions of counsel . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 16 -     Registration, Transfer, and Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 17 -     Replacement of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 18 -     Events of Default; Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 19 -     Subordination of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 20 -     Remedies on Default, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 21 -     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         21.1    Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         21.2    The Exchange Formula . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         21.3    Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         21.4    First Liquidity Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         21.5    Generally accepted accounting principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         21.6    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         21.7    Market Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         21.8    Net Issuable Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29



         21.9    Officer's certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         21.10   Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         21.11   Public offering of common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         21.12   Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         21.13   Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 22 -     Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 23 -     Survival of Agreements, Representations, and Warranties, etc.. . . . . . . . . . . . . . . . . . . .  31

ARTICLE 24 -     Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 25 -     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 26 -     Home Office Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 27 -     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

Exhibit A - Form of 10% Senior Subordinated Note, due December 19, 1999 . . . . . . . . . . . . . . . . . . . . . . .   1

Exhibit B - Form of Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Exhibit C - Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Schedule 1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Schedule 4.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Schedule 4.3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SUBSCRIPTION FORM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5



                               VISION 21, INC.
                            7209 BRYAN DAIRY ROAD
                            LARGO, FLORIDA  34647



[Name and Address of each
Purchaser; see SCHEDULE 1]
                                                          December 20, 1996

Dear Sirs:

     Vision 21, Inc., a Florida corporation (the "Company"), agrees with you as follows:

                     ARTICLE 1 - AUTHORIZATIONS OF NOTES

         The Company has authorized the issue of up to $3,000,000 aggregate principal amount of its 10% Senior Subordinated Notes due December 19, 1999 ("the Notes"), such term to include all Notes issued in exchange therefor or in replacement thereof substantially in the form attached as EXHIBIT A. There shall be attached to each Note a detachable warrant exchangeable into Common Stock of the Company which expires and becomes null and void on December 19, 2003, substantially in the form attached as EXHIBIT B hereto ("Warrant"), such term to include all warrants issued in exchange therefor or in replacement thereof, exchangeable for shares of Common Stock of the Company. Notwithstanding anything else contained in this agreement, the minimum aggregate amount of Notes that may be sold hereunder shall be Fifty Thousand Dollars ($50,000.00). All Notes must be purchased on or before December 30, 1996 ("Entry Termination Date").

                    ARTICLE 2 - ISSUANCE AND SALE OF NOTES

         The Company agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company, Notes in the principal amount set forth opposite your name in SCHEDULE 1 hereto. Such purchase and delivery for each purchaser of the notes ("Purchaser") shall be made within three days of their execution of this Note Purchase Agreement or at a time to be mutually agreed upon in writing (either of which shall be the "Closing Time" for such Purchaser's purchase) but not after the Entry Termination Date. At Closing Time, the Company will deliver to you the Notes to be purchased by you against payment of the purchase price thereof by certified or official bank check or wire transfer (at the election of the Company) payable to the order of Company in same day U.S. funds. Such purchase price shall be an amount equal to 100 percent of the principal amount of the Notes to be purchased by you. The Note or Notes shall be dated as of the Closing Time and payable to you as the Purchaser thereof.

                 ARTICLE 3 - AGREEMENTS WITH OTHER PURCHASERS

         Through the period from this date through the Entry Termination Date, the Company may add additional signature pages to this Agreement reflecting other Purchaser's execution of this Agreement which shall be deemed to be an automatic addendum to this Agreement. Purchasers shall be listed in SCHEDULE 1 hereto (all of which constitute "Purchasers"). The Purchasers agree to purchase Notes from the Company in the principal amounts set forth opposite their respective names in SCHEDULE 1. Upon attaching another executed signature page for an additional Purchaser, the Company shall mail to each existing Purchaser a revised SCHEDULE 1 which shall replace the then SCHEDULE 1. No Purchaser shall have any rights against the Company nor shall they have any recision or cancellation rights should there not be any additional Purchasers.

          ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         4.1 Organization. The Company is and at Closing Time will be a Corporation duly organized and validly existing and in good standing under the laws of the State of Florida with all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted; the Company has and at Closing Time will have all requisite corporate power and authority to enter into this agreement, to issue the Notes, to issue the Warrants, to issue its Common Stock upon exchange of any Warrants, and to carry out the terms hereof and thereof. The Company is the 100% owner of its subsidiaries listed on SCHEDULE 4.1 hereto, each of which is duly organized and validly existing and in good standing under the laws of the jurisdiction of each incorporation and each has the requisite corporate power and authority to own and operate their properties and carry on their business as now conducted.

         4.2 Description of business. The Confidential Offering Circular of the Company of December 1996, hereinafter referred to as the Memorandum, heretofore furnished to you by the Company constitutes a description of its business and properties, its Subsidiaries and its acquisition and growth plans.

         4.3 No material adverse change in financial condition or affairs. There has not been any substantial material adverse change in the assets, liabilities, financial condition or affairs of the Company, its Subsidiaries, and the acquired businesses ("Acquired Businesses") considered as a single enterprise from that set forth or reflected in the Memorandum, except as set forth in SCHEDULE 4.3 hereto.

         4.4 Tax returns and payments. All required tax returns and reports of the Company and its Subsidiaries have been duly filed, and all taxes, assessments, fees, and other governmental charges upon the Company and its Subsidiaries or upon any of their respective properties, assets, income, which are due and payable, have been paid, other than those presently payable without penalty or interest.

         4.5 No default on other debt. Neither the Company nor any Subsidiary is in default with respect to the payment of any as defined herein Indebtedness or other observance of any covenant or condition set forth in any instrument or agreement relating thereto and which would enable the creditor to accelerate the maturity of its Indebtedness, which would be material to the Company's business or financial condition.

         4.6 Leases. The Company and its Subsidiaries and Acquired Businesses enjoy peaceful and undisturbed possession under all material leases under which they are lessees, all such leases are valid and binding obligations of the lessors, and such lessors have title in fee simple to the properties leased.

         4.7 Compliance with applicable laws. The Company and its Subsidiaries and Acquired Businesses are in material compliance insofar as is required with all applicable laws that are necessary for the combined entity to operate its businesses as described in the Memorandum.

         4.8 Litigation, etc. There are no actions, proceedings, or investigations pending or to the best of the Company's knowledge, threatened which, either individually or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs, or operations of the Company and its Subsidiaries and Acquired Businesses considered as one enterprise, or in any of their properties or assets, or in any material impairment of the right or ability of the Company and its Subsidiaries, considered as one enterprise, to carry on operations as now conducted or in any material liability by the Company and its Subsidiaries and Acquired Businesses, considered as one enterprise, and there are no such actions, proceedings, or investigations which question the validity of this Agreement or of the Notes or Warrants or any action taken or to be taken in connection herewith or therewith.

         4.9 Adverse developments. Except to the extent, if any, disclosed herein, since the date of the Memorandum, neither the business, prospects, condition, affairs, or operations of the Company and its Subsidiaries and Acquired Businesses considered as one enterprise, or any of their respective properties or assets, have been materially adversely affected in any way as a result of any legislative or regulatory change or any revocation of license or right to do business, or any fire, explosion, flood, drought, windstorm, earthquake, accident, casualty, labor trouble, riot, condemnation, requisition, embargo, act of God or of the public enemy or of armed forces, or otherwise, whether or not insured against.

         4.10 Compliance with other instruments; none burdensome. Except to the extent, if any, disclosed in the Memorandum neither the Company nor any Subsidiary is in violation of any term of its Charter or Bylaws or similar governing instrument, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule, or regulation, the violation of which would have a material adverse affect on the Company, its Subsidiaries, and Acquired Businesses considered as one enterprise; the execution, delivery, and performance of and compliance with this agreement and the Notes will not result in any such violation of or constitute a default under or be in conflict with any such term, or result in the creation of any mortgage, lien, encumbrance, or charge upon any of the properties or assets of the Company or any Subsidiary or Acquired Businesses pursuant to any such term; and there is no such term which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, prospects, condition, affairs, or operations of the Company and its Subsidiaries and Acquired Businesses or any of their respective properties or assets.

         4.11 No stockholder or governmental consent required. No consent, approval, or authorization by the holder of any shares of the Company's capital stock or by any governmental authority is presently required in connection with the execution and delivery of this agreement, or the offer, issue, sale, or delivery of the Notes, the issue of Warrants, or the issue of Common Stock upon exchange of any Warrant pursuant to this Agreement or the consummation of any other transaction contemplated hereby.

         4.12 Offering of notes. Neither the Company nor anyone acting on its behalf has directly or indirectly offered the Notes or the Common Stock issuable upon exchange of a Warrant or any part thereof for sale to, nor has it solicited any offer to buy any of the same from, anyone in a manner that would be considered in violation of the Securities Act of 1933, as amended.

         4.13 Disclosure. Neither any certificate nor any other statement furnished to you in writing by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, prospects, condition, affairs, or operations of the Company and its Subsidiaries and Acquired Businesses considered as one enterprise or their properties and assets (considered as a whole).

         4.14 Authorization, execution and delivery of notes. The Notes and Warrants (and shares exchangeable from the Warrants) have been duly and validly authorized, and when executed and delivered in accordance with the provisions of this Agreement will be the Company's valid obligations, legally binding upon it in accordance with their terms, and entitled to the benefits of this Agreement in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights.

         4.15 Representations and warranties of the Company. The Company represents that as of December 16, 1996, there were 5,945,000 shares outstanding including all common shares and common share equivalents outstanding, and all warrants or options, whether exchanged or unexchanged. Total shares outstanding immediately following the roll-ups of the "Founding Practices" (practices described in the Memorandum which have closed with the Company) shall not exceed 9,500,000.

         4.16 Representations and warranties as to acquired businesses. The above representations and warranties regarding the businesses acquired by the Company in its roll-up of Founding Practices ("Acquired Practices") are limited to the representations and warranties received by the Company from the Founding Practices in such acquisitions and to the Company's knowledge.

         4.17 Closings. The Company represents that closings of Founding Practices representing in excess of $30.0 million in practice revenues have occurred.

                            ARTICLE 5 - CONDITIONS

         Your obligations to purchase and pay for the Notes to be delivered to you at Closing Time is subject to the fulfillment, to your satisfaction before or at Closing Time, of the following conditions:

         5.1 Representations and warranties correct. The Company's representations and warranties contained in Article 4 or otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall have been materially correct when made and shall be materially correct at and as of Closing Time, except as affected by the transactions contemplated hereby.

         5.2 Reservation of common stock. The Company shall have duly authorized and reserved for issuance the shares of Common Stock issuable upon the exchange of Warrants.

         5.3 No default. There shall not exist at Closing Time any condition or event which constitutes an Event of Default as defined herein or which, after notice or lapse of time or both, would constitute an Event of Default.

         5.4 Sale and delivery of notes. The Company shall have sold and delivered to all the Purchasers the Notes to be acquired by them at Closing Time pursuant to this Agreement and shall have received payment therefor.

         5.5 Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at Closing Time.

         5.6 Compliance certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of Closing Time, certifying as to the fulfillment of the conditions specified in this Article 5, Sections 5.1 to 5.5, inclusive.

         5.7 Legality of investment. Your purchase of the Notes at Closing Time shall be permitted at Closing Time by the laws of the jurisdiction to which you are subject and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any applicable law or government regulation.

         5.8 Proceedings and documents. All corporate and other proceedings in connection with the transactions contemplated by this agreement and all documents and instruments incident to such transactions shall be satisfactory in form and substance to you and your counsel, and you and your counsel shall have received all such counterpart originals or certified or other copies of such documents requested by you or they.

                     ARTICLE 6 - PURCHASE FOR INVESTMENT

         You represent, and in making this sale to you it is understood and agreed that: (a) you are acquiring the Notes, Warrants and the shares of Common Stock issuable upon exchange of any Warrants, and (b) such Notes, Warrants and Common Stock are being acquired for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, provided, that the disposition of your property shall at all times be and remain within your control. The consent of at least a majority of the holders of Senior Subordinated Notes and Warrants shall be required for any action which alters, changes or amends the preferences, rights, or privileges of the Senior Subordinated Notes and Warrants.

         Purchaser represents and warrants that Purchaser is an "accredited investor" as defined under the Securities Act of 1933 ("Securities Act") and state "Blue Sky" laws. Purchaser also represents and warrants that Purchaser shall be such an accredited investor at such time as the Warrants held by Purchaser are exchanged.

         Purchaser represents and warrants that the Notes, Warrants and Shares of Common Stock issuable upon exchange of any Warrants ("Securities") to be acquired by Purchaser upon consummation of the transactions described in this Agreement will be acquired by Purchaser for Purchaser's own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, except as contemplated in this Agreement, and that Purchaser will not distribute any of the Securities in violation of the Securities Act. In addition, the Securities shall bear any legend required by the securities or "Blue Sky" laws of any state where Purchaser resides as well as any other legend deemed appropriate by the Company or its counsel.

         Purchaser represents and warrants that the address set forth below Purchaser's name on SCHEDULE 1 is Purchaser's principal residence.

         Purchaser (i) acknowledges that the Securities issued to Purchaser at the Closing must be held indefinitely by Purchaser unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration or exemption will be required.

         Purchaser represents and warrants to the Company that Purchaser, either alone or together with the assistance of Purchaser's own professional advisor, has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in any of the Securities to be acquired by Purchaser upon consummation of the transactions described in this agreement.

         Purchaser confirms that Purchaser has received and read the Memorandum of the Company. Purchaser also confirms that Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of Purchaser's investment in the Securities, and the Purchaser has received, to Purchaser's satisfaction, such additional information, in addition to that set forth herein, about the Company's operations and the terms and conditions of the offering as Purchaser has requested.

         Purchaser also agrees that the certificates or instruments representing the Securities to be issued to Purchaser pursuant to this Agreement may contain a restrictive legend noting the restrictions on transfer and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to the Company's transfer agent, if any, provided that this Article 6 shall no longer be applicable to any Securities following their transfer pursuant to a registration statement effective under the Securities Act or in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that transfer restrictions and the legend referred to herein are no longer required in order to establish compliance with any provisions of the Securities Act.

         Purchaser understands that although an Initial Public Offering is contemplated by the Company, there are no assurances that an Initial Public Offering will occur or if it does occur that it will be successful.

         At all times following the registration of any of the Company's securities under the Securities Act or the Securities and Exchange Act of 1934 pursuant to which the Company becomes subject to the reporting requirements of the Exchange Act, the Company shall use commercially reasonable efforts to comply with the requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC) regarding the availability of current public information to the extent required to enable any holder of shares of Common Stock to sell such shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation).

      ARTICLE 7 - ACCOUNTING; FINANCIAL STATEMENTS AND OTHER INFORMATION

         So long as any Note or Warrant remains outstanding, the Company will maintain a system of accounting established and administered in accordance with generally accepted accounting principles. The Company will deliver in duplicate to you, so long as you hold any of the Notes or Warrants, and to each holder of 10 percent or more in original principal amount of the Notes:

         (a) As soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and retained earnings of the Company and its Subsidiaries for such period (and, in the case of the second and third quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period), all in reasonable detail and certified as complete and correct in all material respects, subject to changes resulting from year-end adjustments, by the Company's principal financial officer.

         (b) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, commencing with the year ending December 31, 1997, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and consolidated statements of income and retained earnings of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Company.

         (c) Promptly upon receipt thereof, copies of all other reports submitted to the Company by independent certified public accountants in connection with any annual or interim audit of the books of the Company or any of its Subsidiaries, made by such accountants in so far as they related directly to financial statements submitted to you by the Company pursuant to the agreement; and

         (d)     Promptly upon their becoming available, copies of

                 (1) All regular or periodic reports and filings (including filings pursuant to the Securities Act of 1933, as amended), if any, which the Company or any Subsidiary files with the Securities and Exchange Commission or any governmental agency or agency substituted therefor, or any similar or corresponding governmental department, commission, board, bureau or agency, or with any national securities exchange; and

                 (2) All reports, proxy statements and financial statements delivered or sent by the Company to its stockholders, provided, however, that all material furnished pursuant hereto to the extent not otherwise made public by the Company is furnished to you solely for the purposes hereof and with the understanding that you will not disclose such information to any third party, except for regulatory authorities and other proper disclosures.

                            ARTICLE 8 - INSPECTION

         So long as you hold any of the Notes, the Company will permit any authorized representative designated by you to visit and inspect, at your expense, any of the Company's or Subsidiary's properties, including its books (and to make extracts or copies therefrom), and to discuss its affairs, finances, and accounts with its officers, all at such reasonable times and as often as is reasonably requested provided, however, that all material furnished pursuant hereto to the extent not otherwise made public by the Company is furnished to you solely for the purposes hereof and with the understanding that you will not disclose such information to any third party, except for regulatory authorities and other proper disclosures. The Company will accord like rights to each holder of 10 percent or more in original principal amount of the Notes.

                            ARTICLE 9 - PREPAYMENT

         9.1 Prepayment without penalties or premium. The Company may prepay all or a portion of the Notes at any time without penalty or a premium so long as all accrued interest is also paid at such time.

         9.2 Notations, etc. Any holder of a Note shall endorse on such Note prior to any transfer thereof the amount of principal prepaid thereon and the last date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Note.

              ARTICLE 10 - INSURANCE OF PROPERTIES AND BUSINESS

         The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kind customarily insured against by corporations of established reputation engaged in the same or a similar business and similarly situated, in amounts sufficient to prevent the Company or any Subsidiary from becoming a co-insurer within the terms of the policies in question.

                      ARTICLE 11 - ADDITIONAL COVENANTS

         The Company agrees that so long as you hold any of the Notes or Warrants,

         (a) The Company and its Subsidiaries will remain primarily in the businesses of physician practice management, ownership of ambulatory surgical centers, optical, managed care and related activities; and

         (b) At all times after the date of any Public Offering of its Common Stock, the Company shall take all necessary or appropriate steps to cause to be made available adequate public information with respect to the Company.

         (c) Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, so long as any Warrants remain outstanding, it will materially perform and observe the following covenants and provisions and will cause each Subsidiary to materially perform and observe such of the following covenants and provisions as are applicable to such
Subsidiary:

                 (1) Payment of Taxes and Trade Debt. Pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books and to the extent required by generally accepted accounting principles, adequate reserves with respect thereto as shall be determined by its Board of Directors. Pay when due, or in conformity with customary trade terms as consistent with normal operations, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company, except such as are being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books and shall and to the extent required by generally accepted accounting principles, adequate reserves with respect thereto as shall be determined by its Board of Directors.

                 (2) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties. Preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary in any material respect to the conduct of its business.

                 (3) Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

                 (4) Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all material financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

                 (5) Maintenance of Properties, etc. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto. Comply with the provisions of all material leases to which the Company is a party or under which the Company occupies property so as to prevent any material loss or forfeiture thereof or thereunder.

                 (6) Visitation Rights. Permit Purchaser or any legal or financial representative thereof periodically upon reasonable notice during normal business hours to examine the books and records of the Company at the Company's premises and permit the Purchaser (or any legal or financial representatives thereof) to meet, and to discuss the business affairs, finances and accounts of the Company with any of its officers or directors and independent accountants.

                      ARTICLE 12 - AGREEMENT TO REGISTER

         The Company agrees that:

         (a) If at any time the Company determines to take action to register any of its securities under the Securities Act of 1933, as then in effect, or any similar federal statute (collectively the "Act"), otherwise than pursuant to Form S-8, or any other form not applicable to an offering of Common Stock issued or issuable upon the exchange of Warrants, it will notify in writing each registered holder of any Notes, Warrants or any shares of Common Stock issued upon exchange thereof of such determination and, upon written request received within 15 days of the mailing of such notice will use its best efforts to effect the registration under the Act of any shares of Common Stock issued or issuable upon such conversion or exchange to which such request relates.

         (b) The Company agrees at any time after six months from the date of any Public Offering of its Common Stock, upon receipt from the registered holders of at least 50 percent in principal amount of the then outstanding Notes (or of any Warrants or shares of Common Stock issued in respect thereto) of a request to register under the Act any shares of Common Stock issued upon the exchange of any such Warrants, it will notify all other registered holders thereof of such request and will use its best efforts to effect the registration under the Act of the shares of Common Stock to which such request relates. Such holders shall be entitled to make one request for registration pursuant to this paragraph (b).

         (c) If at any time a holder or holder of stock requests that the Company file a registration statement on Form S-3 for a public offering of all or any portion of the shares held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method or disposition specified in such notice, the number of shares of stock specified in such notice. Whenever the Company is required by this Article 12(c) to use its best efforts to effect the registration of stock, each of the procedures and requirements of
Article 12(c) (including but not limited to the requirement that the Company notify all holders of stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be only two registrations on Form S-3 which may be requested and obtained under this Section.

         (d) If the Company is required to use its best efforts to effect the registration of any Common Stock under the Act, it will use its best efforts to:

                 (1) Prepare and file with the Securities and Exchange Commission (the "Commission"), within 90 days after the receipt of the written request for registration a registration statement with respect to such shares of Common Stock and cause such registration statement to become and remain effective for at least a period of 45 days.

                 (2) Prepare and file with the Commission all amendments and supplements to such registration statement and the prospectus used in connection therewith necessary to keep such registration statement effective for said 45 day period (if any stand-off period is imposed pursuant to this Section, such 45 day period shall commence at the termination thereof) and to comply with the provisions of the Act with respect to the disposition of all such shares of Common Stock covered by such registration statement whenever the holders thereof desire to dispose of the same;

                 (3) Furnish to the holders of such shares of Common Stock whatever numbers of copies of prospectuses, including one or more preliminary prospectuses, they need to comply with the Act, and all other documents they reasonably request in order to facilitate the disposition of such shares; and

                 (4) Register or qualify the shares of Common Stock covered by such registration statement under the other securities or blue sky laws of any jurisdictions the holders thereof reasonably request, and do all other necessary or advisable acts and things to enable such holders to consummate the disposition of such shares in the applicable jurisdictions, except that the Company shall not be required to file a general consent to service in any such jurisdiction.

         (e) The Company shall pay all expenses incurred by it in complying with paragraph (d) of this Article 12 and all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of one attorney or law firm representing all the holders of Common Stock covered by any such registration statement) incurred by such holders in connection therewith (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of the Company's counsel, and expenses of any special audits incident to or required by any such registration, but not including, however, any underwriting discounts, fees or commissions which are to be paid by such holders).

         (f)     Notices and requests delivered to the Company pursuant to this
Article 12 shall contain all information regarding the shares of Common Stock to be registered and the intended method of disposition thereof that is reasonably required in connection with the action to be taken.

         (g) In the event of any registration under the Act of any shares of Common Stock pursuant to this Article 12, the Company hereby agrees to indemnify and hold harmless each shareholder disposing of such shares, each other person, if any, who controls such shares within the meaning of the Act, and each other person, who participates in the offering of such shares, against all losses, claims, damages or liabilities, joint or several, to which such shareholder, controlling person, or participating person may become subject under the Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such shares of Common Stock were registered under the Act, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse such shareholder and each such controlling person or participating person for all legal or any other expenses reasonably incurred by such shareholders, controlling person, or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or said amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such shareholder specifically for use in the preparation thereof. Each such shareholder will agree to indemnify the Company, each person who signed any such registration statement, and each person, if any, who controls the Company within the meaning of the Act, in the same manner and to the same extent that Company has agreed to indemnify in this paragraph. Such indemnification, however, shall only relate to untrue statements or alleged untrue statements or omissions or alleged omissions contained in any such registration statement, or amendment or supplement thereto, based upon and in conformity with written information furnished to the Company by an instrument duly executed by such shareholder specifically for use in the preparation thereof.

         (h) As a condition of the registration of any shares of Common stock, the holders thereof shall agree:

                 (1) Not to sell any of such shares of Common Stock pursuant to the registration statement for an initial public offering until 180 days after completion of the offering, unless sooner permitted to do so by the managing underwriter or underwriters, of any public offering of the Company's securities then in process, and to execute such a lock-up agreement required by the underwriter;

                 (2) To comply with all requirements of the Act and of the Commission in connection with the offering and sale of such shares of Common Stock;

                 (3) To effect sales of all such shares of Common Stock, if so required by the Company, in an organized manner through a single broker or dealer, or a single syndicate or selling group of brokers and/or dealers, provided that any such required arrangement shall not prejudice any plan of distribution proposed by any of such holders;

                 (4) To cooperate with the Company in its compliance with all federal and state securities laws, including without limitation providing such information and signing such documents as are necessary to effect a registration or reasonably requested by underwriters pursuant to this Agreement;

                 (5) To pay his prorata portion (calculated on the basis of the ratio of the aggregate offering price attributable to the shares of holder being registered and sold in relation to the aggregate offering price attributable to the total number of securities being registered and sold, including securities being registered and sold by other selling stockholders) of the underwriting discounts and selling commissions and to pay all the fees and disbursements of his counsel;

                 (6) Holder agrees to cooperate with the Company in all respects in connection with registration of the Common Stock, including timely supplying all information and executing and returning all documents requested by the Company and its managing underwriter;

                 (7) The Company shall not be required to include any of holder's shares of Common Stock in any registration statement unless holder accepts the terms of the underwriting as agreed upon by the Company and underwriters which are selected by the Company.

                 (8) The Company shall have the right to defer or suspend the filing of any registration statement if the Board of Directors of the Company determines in good faith that it would be seriously detrimental to the Company and its Shareholders for such registration statement to be filed.

         (i)     Notwithstanding the above, the parties agree:

                 (1) The Company shall have the sole and exclusive right to select the underwriters of any public offering of the Company's Common Stock, including any public offering conducted pursuant to the demand registration right set forth above. The use of underwriters in any demand registration right set forth above is subject to the Company's ability to engage underwriters under terms and conditions deemed reasonable by the Company. Notwithstanding anything contained herein to the Company, the demand registration right set forth above shall be permitted to be exercised only on two separate occasions, and the Company may elect, upon receiving such demand to combine such registration with any other registration of securities it may seek to file.

                 (2) If the managing underwriter of any public offering advises the Company that the total number of shares of the Company's Common Stock which the Company, the holder and any other persons intend to include in such public offering would adversely affect the success of such public offering, then the amount of shares of Common Stock to be offered for the account of holder will be reduced to the extent necessary to reduce the total number of shares of Common Stock to be included in such public offering to the amount recommended by such managing underwriter. Such reduction will be on a prorata basis with all other shareholders holding registration rights for the sale of shares in the offering. However, this cut back shall not be applicable to the demand registrations.

                 (3) The Company shall not be required to (i) reduce the amount of shares of Common Stock to be offered by the Company in such public offering for any reason or (ii) include any shares of Common Stock of holder in any public offering for which a registration statement is or is proposed to be filed if such shares of Common Stock are, at the time of effectiveness of such registration statement, eligible to be sold under Rule 144 under the Act or otherwise eligible for sale to the public without registration.

                 (4) The Company shall have the right to extend, suspend or delay the effectiveness of any registration statement for a period of up to ninety (90) days if, upon the advice of counsel, such delay is advisable and in the best interests of the Company because of the existence of non-public material information, or to allow the Company to complete any pending audit of its financial statements, any public financing plan, any pending material acquisition or to release audited financial statements of an acquiree in a pending acquisition.

            ARTICLE 13 - FIRST RIGHT OF REFUSAL AND CO-SALE RIGHTS

         13.1 Purchase right of first refusal. Prior to any First Liquidity Event and, except for shares issued in acquisitions to be made by the Company, shares issued in establishing a strategic alliance, or for option shares issued to employees, contractors, consultants or affiliated physicians, no shares of the Company and no interest therein shall be sold or transferred by the Company after the date hereof, in any manner whatsoever without the prior written consent of the holders of a majority interest of the Notes or without following the terms of this Article. All of the above described sales or transfers of Company shares which may be made by the Company without approval and without complying with this Article shall be deemed "Approved Transfers."

         Prior to making or upon receiving any bona fide offer, or counteroffer that the Company intends to assert, with respect to any disposition of any shares of the Company other than pursuant to an Approved Transfer, the Company shall convey the Offer Terms with respect thereto to Purchasers and Purchasers shall have the right to purchase all, and only all, of the shares that are the subject of such offer or counteroffer on the Offer Terms. Purchasers may exercise their right to acquire such shares by written notice to the Company with respect to an offer, within the 25 day period following receipt by the Purchaser of any initial Offer Terms or (ii) with respect to a counteroffer, within 10 business days after receipt by the Purchasers of the Offer Terms with respect thereto, provided that Purchasers shall have previously received written notice of the initial Offer Terms as hereinabove provided. The closing of such purchase shall occur at the Company's offices or such other location as may be agreed upon on the date indicated in the written notice delivered to such Purchasers within the time specified by the most recently delivered Offer Terms. If Purchasers do not purchase all such shares during such period, the Company shall be free within the time period specified by the most recently delivered Offer Terms, to sell or transfer such shares to the third party making or receiving such offer or counteroffer on Offer Terms no more favorable to such third party than those contained in the last offer or counteroffer delivered to Purchasers. In the event more than one Purchaser wishes to acquire shares in this Section, they shall be entitled to acquire their prorata share of the shares to be sold. Such Purchase Right of First Refusal described herein shall expire upon a First Liquidity Event.

         13.2 Co-sale rights. Prior to any First Liquidity Event and except for an Approved Transferor any proposed First Liquidity Event, the Company shall not transfer, sell, or otherwise dispose of (collectively, a "transfer") shares of the Company's Common Stock (either directly or indirectly), which transfer together with all previous transfers, rather than approved transfers, would be in excess of an aggregate of 15% (on a fully diluted basis) of the outstanding shares of Common Stock, to any person (such person being hereinafter referred to individually as a "Third Party" and collectively as "Third Parties"), unless the terms and conditions of such transfer shall include an offer at the most favorable price, and on the most favorable terms and conditions, at which the Company is then intending to transfer its Common Stock (except that the only representation and warranty that the Purchasers or any transferee of Purchasers that acquired Common Stock pursuant to this Agreement ("Transferees") shall be required to make in connection with any transfer is a warranty with respect to its own ownership of the Common Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims) to Purchasers and any Transferee to include, at their option, in the transfer to the Third Party, an amount of Common Stock determined in accordance with this Section.

         The Third Party shall purchase from Purchasers and any Transferee the number of shares of Common Stock owned by Purchaser or such Transferee, as the case may be, equalling the number derived by multiplying the total number of shares to be purchased by the Third Party by a fraction, the numerator of which is the total number of shares of Stock owned by Purchasers or such Transferee, as the case may be, that Purchasers or such Transferee, as the case may be, desires to require the Third Party to purchase and the denominator of which is the sum of (A) the total number of shares of Stock owned by Purchasers and all Transferees desiring to require the Third Party to purchase their shares and
(B) the total number of shares of Common Stock owned by Sellers and their affiliates. Each Purchaser shall be entitled to sell their pro rata share of the Purchaser's right to sell.

         Unless the same is an Approved Transfer on a proposed First Liquidity Event, before the Company proposes to transfer any Common Stock, it shall notify, or cause to be notified, Purchasers and any Transferee in writing of each such proposed transfer. Such notice shall set forth: (i) the name of the Third Party and the number of shares of Common Stock proposed to be transferred, (ii) the address of the Third Party, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party (the "Third Party Terms") and (iv) whether the Third Party has been informed of the "Co-Sale Right" provided for in this Section and has agreed to purchase shares of Common Stock in accordance with the terms hereof.

         The Co-Sale right may be exercised by delivery of a written notice to the Company (the "Co-Sale Notice") within 15 days following receipt of the notice specified in the preceding sentence. The Co-Sale Notice shall state the number of shares of Stock that Purchasers or such Transferee, as the case may be, would be entitled to include in such transfer to the Third Party.

         Upon the giving of a Co-Sale Notice, Purchaser and such Transferees shall be entitled and obligated to sell the number of shares of Stock set forth in the Co-Sale Notice to the Third Party on the Third Party Terms; provided, however, that the Company and their affiliates shall not consummate the sale of any shares offered by them if the Third Party does not purchase all shares which Purchasers and any Transferee are entitled to and desire to sell pursuant hereto. After expiration of the 15 day period referred to above, if the provisions of this Section have been complied with in all respects, the Company shall have the right for a 90 day period to transfer the shares of Common Stock to the Third Party on the Third Party Terms without further notice to Purchasers or any Transferee who have not given a Co-Sale Notice, but after such 90 day period, no such transfer may be made without again giving notice to Purchasers and all Transferees of the proposed transfer and complying with the requirements of this Article.

         Notwithstanding anything to the contrary, any Approved Transfer may be made without compliance with this Article 13. The Co-Sale Rights contained herein shall terminate upon a First Liquidity Event.

           ARTICLE 14 - PROVISIONS RESPECTING EXCHANGE OF WARRANTS

         14.1 Exchange of warrants. At any time up through December 19, 2003, subject to the terms hereof, the Warrants shall be exchangeable by the holder of such Warrant. Each Warrant shall initially be exchangeable for 10,549 shares of Common Stock at an exchange price of $4.74 per share of Common Stock or in a cashless exchange for a reduced number of shares (the "Net Issuable Exchange") as determined by the Exchange Formula defined herein. The Warrants will be exchangeable upon surrender of the Warrant to the Company at its principal office in Florida at any time during usual business hours, accompanied, if so required by the Company, by an instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder of such Warrant. However, in the event that the Company has not completed an initial public offering by September 30, 1997, and thereby redeemed the Notes, or a First Liquidity Event as defined herein has occurred, the exchange price of the Warrants shall be adjusted to $4.00 per share. The Warrants will expire by 5:00 p.m., December 19, 2003 if not exchanged by such date. Should the mid-price offering price set forth in an initial filed Form S-1 Registration Statement for an initial public offering be less than $9.48 per share, then the exchange price shall become one-half of that mid-price offering price. Should the Market Price per share of Common Stock as defined herein be less than $9.48 at the time of any First Liquidity Event other than an IPO, then the exercise price for the stock shall become one-half of that Market Price per share on such date. Notwithstanding anything contained herein to the contrary, a holder may no longer exchange Warrants for shares of stock after the date of a First Liquidity Event pursuant to a Net Issuable Exchange, but may only exchange Warrants for shares of stock by payment of the exchange price.

         14.2 Issuance of common stock upon exchange. As promptly as practicable after the surrender, as herein provided, of any Warrant, the Company shall deliver or cause to be delivered to or upon the written order of the holder of the Warrant the shares to be issued on exchange in accordance with the provisions of this Article 14 certificates representing the numbers of fully paid and nonassessable shares of Common Stock into which such Warrant is exchangeable in accordance with the provisions of this Article 14. Subject to the following provisions of this paragraph, such exchange shall be deemed to have been made at the close of business on the date that such Warrant has been exchanged, so that the rights of the holder of such Warrant exchanged shall cease at such time and the person or persons entitled to receive the shares of Common Stock upon exchange of such Warrant shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such exchange shall be at the exchange price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company are closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such exchange as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and such exchange shall be at the exchange price in effect on the date that such Warrant has been surrendered for exchange.

         If the last day for the exchange right is a Sunday or is in Florida a legal holiday or a day on which banking institutions are authorized by law to close, such right to exchange may be exercised on the next succeeding day which is not a legal holiday in Florida or a day on which banking institutions are authorized by law to close.

         14.3 Adjustment to exchange price. The exchange price shall, in addition to the preceding paragraph 14.1, be subject to adjustment as follows:

         (a) For the purposes of this Section 14.3(a), the term "current exchange price" is defined as meaning at any given time the exchange price then in effect; and the terms "current quotient" is defined as meaning on any given date the amount determined at the close of business on such day by dividing:

                 (1) An amount equal to (A) the total number of shares of Common Stock outstanding when the current exchange price became effective, exclusive of any such shares which may have been issued after the date hereof as provided in this Section 14.3(a), multiplied by the current exchange price, plus (B) the aggregate of the amounts of all consideration, if any, received by the Company, (or, without duplication, deemed to be received as provided in paragraph (viii) below) upon all issuances of shares of Common Stock since the current exchange price became effective and prior to the time of the determination of the current quotient except shares of Common Stock issued as provided in Subdivision (c) hereof, minus (C) the aggregate amount of all dividends and other distributions which have been paid or made after December 20, 1996, on Common Stock, other than in cash out of Company's earned surplus or in Common Stock, by

                 (2) The total number of shares of Common Stock outstanding immediately prior to the time of such determination, including any such shares deemed to have been issued as provided in paragraph (viii) below but excluding any such shares which may have been issued as provided in this
Section 14.3(a). For the purposes of this paragraph, the exchange price of $4.74 shall be deemed to have become effective at the close of business on the date of Closing Time. In determining the current quotient, the result shall be expressed to the nearest cent.

         If at the close of business on any date after the date of Closing Time on which any adjustment event hereunder takes place, the current exchange price exceeds the current quotient by as much as one percent of the then effective exchange price, the exchange price shall be reduced to the price equal to the current quotient, effective at the close of business on such date. In such case of a subdivision or combination of the outstanding shares of Common Stock issuable upon exchange of the Warrants, the exchange price shall be first reduced, effective immediately prior to an adjustment of the exchange price pursuant to this Section 14.3(a), by the amount, if any, by which the current exchange price exceeds the current quotient.

         For the purposes of this Section 14.3(a), the following provisions shall also be applicable:

         i) If additional shares of Common stock are issued for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

         ii) If additional shares of Common Stock are issued (otherwise than upon the exchange of the Company's obligations or shares of stock or upon the exchange of rights or options to subscribe for or to purchase shares of Common Stock) for a full or partial consideration other than cash, the amount of the non-cash consideration received by the Company for such shares shall be deemed to be the value of such consideration as determined in good faith by the Company's Board of Directors.

         iii) If additional shares of Common Stock are issued upon conversion or exchange of any obligations (including the Notes) or of any shares of the Company's stock that are convertible into or exchangeable for shares of Common Stock or upon the exchange of rights or options to subscribe for or to purchase shares of Common Stock, the amount of the consideration received by the Company for such additional shares of Common Stock shall be deemed to be the total of: (a) the amount of consideration received by the Company upon the original issuance of such obligations, shares, rights, or options, plus (b) any other consideration received by the Company upon conversion, exchange, or exchange except in adjustment of interest and dividends. If obligations, shares, rights, or options, of the same class or series of a class as the obligations, shares, rights, or options so converted, exchanged or exchanged have been originally issued for different amounts of consideration, the amount of consideration received by the Company upon the original issuance of each obligation, share, right, or option so converted, exchanged, or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations, shares, rights, or options. The amount of the consideration, obligations, shares, rights, or options so converted, exchanged, or exchanged and the amount of any other consideration received by the Company upon the original issuance of the obligations, shares, rights, or options so converted, exchanged, or exchanged and the amount of any other consideration, received by the Company upon such conversion, exchange, or exchange shall be determined in the same manner provided in paragraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock. If such obligations, shares, rights, or options have been issued as a dividend upon any stock of the Company, the amount of the consideration received by the Company upon the original issuance thereof shall be deemed to be zero.

         iv) If additional shares of Common Stock are issued as a dividend, the aggregate number of shares of Common Stock issuable in payment of such dividend shall be deemed to have been issued and to be outstanding at the close of business on the record date fixed for the determination of stockholders entitled to such dividend. Shares of Common Stock issued otherwise than as a dividend shall be deemed to have been issued and to be outstanding at the close of business on the date of issue.

         v) The term dividend shall mean a dividend or other distribution upon stock of the Company.

         vi) The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock then owned or held by or for the account of the Company.

         vii) If the Company declares a dividend without fixing a record date for determining the stockholders entitled thereto, the first business day during which the Company's stock transfer books are closed for the purpose of such determination shall be deemed to be the record date fixed for the determination of stockholders entitled to such dividend.

         viii) In case of (a) the issuance of shares of stock or obligations convertible into or exchangeable for shares of Common stock at a exchange price per share less than the current exchange price in effect immediately prior to the issuance of such convertible stock or obligations, or (b) the issuance of any rights to subscribe for or to purchase, or any options for the purchase of, additional shares of Common Stock, at a price per share for the additional shares of Common Stock issuable upon the exchange of such rights or options less than the current exercisable price in effect immediately prior to the issuance of such rights or the granting of such options, then the issuance of such stock, obligations, rights, or options shall be deemed to be an issuance (as of the date of issuance of such stock, obligations, rights, or options) of the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible stock or obligations or upon the exchange of all such rights or options, as the case may be. In such case, the amount received or receivable by the Company in consideration of the issuance of such stock, obligations, rights, or options (plus the minimum aggregate amount of premium or additional consideration payable to the Company upon conversion or exchange of the stock or obligations or upon the exchange of such rights or options) before deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such stock, obligations, rights or options, shall be deemed to be the consideration actually received (as of the date of issuance of such rights or options) for the issuance of the additional shares of Common Stock.

         The Consideration actually received by the Company for any shares of Common Stock issued upon the exchange of such stock or obligations or upon the exchange of such rights or options, which pursuant to this paragraph (viii) is deemed to have been received, shall not be included in the first paragraph of this Section 14.3(a) for the purpose of computing the current quotient and no further adjustment of the exchange price shall be made in respect thereof except that:

                 (1) On the expiration of such rights or options or the termination of the right to convert or exchange such stock or obligations, the current quotient and the current exchange price shall forthwith be readjusted to the current quotient and current exchange price which would have obtained had the adjustments made on account of the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exchange of such rights or options or upon conversion or exchange of such securities for the consideration actually received by the Company for such options, rights or securities and upon the exchange, exchange or conversion thereof; and

                 (2) If the purchase or exchange price or exchange rate provided for in any such options, rights, stock, or obligations changes or a different purchase or exchange price or exchange rate becomes effective at any time or from time to time (other than under or by reason of provisions designated to protect against dilution) then, upon such change becoming effective, the current quotient and current exchange price then in effect hereunder shall forthwith be increased or decreased to such current quotient and current exchange price as would have obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of (A) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exchange, conversion or exchange thereof, (B) the issuance of all Common Stock and all other options, rights or convertible or exchangeable securities issued after the issuance of such options, rights or convertible or exchangeable securities, and (C) the original issuance at the time of such exchange of any such options, rights or convertible or exchangeable securities then still outstanding.

         In case, however, such stock or obligations are convertible or exchangeable at a exchange price or exchange rate or such rights or options are exercisable at a purchase price, per share equal to or in excess of the current exchange price immediately prior to the issuance or sale of such convertible stock or obligations or of such rights or options, then no adjustment of the exchange price shall be made except in respect of additional shares of Common Stock actually issued upon the conversion or exchange of any such convertible stock or obligations or upon the exchange of any such rights or options.

         ix) No adjustment in the exchange price shall be made in respect of the issuance or sales of Common Stock held in the Company's treasury to the extent it acquired such Common Stock after the date of Closing Time, except that if any such treasury shares are issued or sold for a consideration per share which is less than the exchange price in effect immediately prior to such issue or sale and which is less than the average cost per share of such treasury shares, Company shall be deemed for purposes of this Section 14.3, to have issued or sold shares of Common Stock equal in number to such treasury shares for a consideration per share equal to the exchange price in effect immediately prior to such issue or sale reduced by the amount by which such average cost of such treasury share exceeds such consideration per share.

         (b) If the Company at any time subdivides or issues a stock dividend upon the outstanding shares of Common Stock, the exchange price in effect immediately prior to such subdivision or stock dividend shall be proportionately decreased, and if the Company at any time combines the outstanding shares of Common Stock, the exchange price in effect immediately prior to such combination shall be proportionately increased. Any such adjustment shall become effective at the close of business on the date that such subdivision, stock dividend or combination becomes effective.

         (c) No adjustment of the exchange price shall be made as a result of or in connection with any of the following:

                 (1) The grant and issuance of stock options to the Company's officers, employees, consultants, or affiliated professionals not exceeding 15% of the total outstanding shares of the Company at any give time;

                 (2) The issuance of shares for strategic alliances identified in the future (not with any current Affiliate) which is determined to be in the best interest of the Company by the Board of Directors.

         (d) Whenever the exchange price is adjusted, as herein provided, the Company shall promptly deliver to each holder of Warrants a computation setting forth the exchange price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such computation shall be made by certified public accountants (who may be Company's regular auditors or certified public accounts and shall be conclusive evidence of the correctness of such adjustment.

         (e)     The adjustments to the exchange price provided for in this
Section 14.3 shall be applicable, as provided in the Warrants, to the Purchase Price provided for in the Warrants.

         14.4 Fractional shares. No fractional shares or script representing fractional shares shall be issued upon the exchange of any Warrants. If the exchange of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock of the Company on the date on which such conversion or exchange is deemed made shall be paid to the person otherwise entitled to such fraction.

         14.5 Effect of reclassifications, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exchange of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall execute with each holder of Warrants a supplemental agreement providing that the holder of each Warrant then outstanding shall have the right thereafter to exchange such Warrant to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, sale or conveyance. Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14. The above provisions of this Section 14.5 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive sales or conveyances.

         14.6 Company to reserve stock. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exchange of the Warrants as herein provided, the number of shares of Common Stock that is then issuable upon the exchange of all outstanding Warrants. The Company covenants that all shares of Common Stock which are so issuable shall, when issued pursuant to the terms of the Warrants and this agreement, be duly and validly issued and fully paid and nonassessable.

         14.7 No dilution or impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any term of this agreement, the Notes, or Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action that is necessary or appropriate in order to protect the rights of the holders of the Notes and Warrants against dilution or other impairment.

         14.8 Taxes on exchange. The issuance of certificates for shares of Common Stock upon the exchange of Warrants shall be made without charge to the Warrant holders for any tax (other than federal or state income taxes) in respect to the issuance of such certificates. Such certificates shall be issued in the respective names of, or in the names directed by, the holder of the Warrant exchanged. Company, however, shall not be required to pay any tax which may be payable in respect to any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Warrants exchanged, or to issue or deliver such certificates until the person or persons requesting the issuance thereof have paid the Company the amount of such tax or have established to the satisfaction of the Company that such tax has been paid.

         14.9 Notices of record date, etc.. If any of the following events occur, the Company will mail or cause to be mailed a notice, as specified below, to every holder of a Note or Warrant:

         (a) Any taking by Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right;

         (b) Any capital reorganization of the Company, any reclassification or recapitalization of the Company's capital stock, or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person;

         (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (d) Any proposed issue or grant by the Company of any shares of stock of any class or any other securities (other than notes or other obligations issued or incurred by Company in connection with the purchase of real or personal property or the borrowing of money privately), or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any securities (other than the Public Offering of Common Stock or any issue or grant referred to herein).

         The above notice to the Note or Warrant holder shall specify:

                 (1) The date or expected date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right;

                 (2) The date or expected date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up; and

                 (3) The amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date or expected date of such proposed issue or grant, and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

      ARTICLE 15 - TRANSFERS NOT REGISTERED UNDER SECURITIES ACT OF 1933

         15.1 Restrictive legends. Each Note, Warrant and certificate for Common Stock issued upon the exchange of any Warrant, and each Note, Warrant, and stock certificate issued upon the transfer of any such Note, Warrant or Common Stock (except as otherwise permitted by this Article 15), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "The securities represented hereby have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. Such securities may not be transferred except upon the conditions specified in certain agreements, dated as of December 20, 1996, between the Company and certain Purchasers, complete and correct copies of which are available for inspection at the office of the Company and a conformed copy of which will be furnished to the holder of such securities upon written request and without charge. No transfer of such securities shall be valid or effective unless and until the conditions so specified have been complied with."

         15.2 Notice of proposed transfer, opinions of counsel. Except as provided in the last paragraph of this Section 15.2, prior to any transfer of any such Notes, Warrants, or Common Stock, the holder thereof will give written notice to Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 15.2. Each such notice shall
(a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (b) designate counsel for the holder giving such notice (who may be house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and Company will promptly submit a copy thereof to its counsel, and the following provisions shall apply:

                 (1) If in the opinion of each such counsel, the proposed transfer may be effected without registration under the Act of such Notes, Warrants, or Common Stock, the Company will promptly notify the holder thereof and such holder shall thereupon be entitled to transfer such Notes, Warrants, or Common Stock in accordance with the terms of the notice delivered by such holder to the Company. Each Note, Warrant, or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 15.1, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Act. If for any reason counsel for the Company (after having been furnished with the required information under clause (a) of this Section 15.2) fails to deliver an opinion to Company, or Company fails to notify such holder thereof as aforesaid, within 20 days after counsel for such holder has delivered its opinion to such holder (with a copy to Company), then for all purposes of this agreement the opinion of the Company's counsel shall be deemed to be the same as the opinion of counsel for such holder.

                 (2) If in the opinion of either or both of such counsel, the proposed transfer may not be effected without registration under the Act of such Notes, Warrants, or Common Stock, Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Notes, Warrants, or Common Stock until receipt of a further notice from Company under subdivision (1) above or, in the case of Common Stock, unless registration of such Common Stock under the Act has become effective.

         The Company will pay the reasonable fees and disbursements of counsel (other than house counsel) for any holder and of counsel for the Company in connection with all opinions rendered by them pursuant to this Section 15.2.

          ARTICLE 16 - REGISTRATION, TRANSFER, AND EXCHANGE OF NOTES

         (a) The Company shall, at its expense (except for transfer taxes), keep a register at its principal office in which, subject to reasonable regulations, it shall provide for the registration and transfers of Notes.

         (b) Whenever any Note or Notes are surrendered at the Company's principal office, either for transfer or exchange, accompanied (if so required by the Company) by an instrument of transfer in a form satisfactory to Company and duly executed by the holder thereof or the holder's attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor (subject to the provisions of Article 15) a new printed Note or Notes as requested by the holder, in the same aggregate unpaid principal amount as that of the surrendered Note or Notes. The holder requesting the exchange, however, shall pay any transfer tax relating to such transaction. Each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the surrendered Note or Notes, and shall be in the principal amounts and registered in the same name or names the holder designates in writing.

                      ARTICLE 17 - REPLACEMENT OF NOTES

         If any Note held by a Person other than you is lost, stolen, destroyed, or mutilated, and the Company receives evidence reasonably satisfactory to it of such loss, theft, destruction, or mutilation, and such Person delivers an indemnity bond in a reasonable amount determined by Company, or a mutilated Note is surrendered and cancelled, Company will, at its expense, execute and deliver a new replacement Note of like tenor, dated the date to which interest has been paid on the replacement Note.

                 ARTICLE 18 - EVENTS OF DEFAULT; ACCELERATION

         The following events shall constitute Events of Default:

         (a) The Company defaults in the payment of any part of the principal of or premium on any Note when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

         (b) The Company defaults in the payment of any installment of interest on any Note for more than 20 days after it has become due and payable;

         (c) The Company defaults in the performance of or compliance with any material term of this agreement, and such default is not remedied within 30 days after the holder of any Note gives the Company written notice thereof;

         (d) The Company or any Subsidiary defaults (as principal, guarantor, or other surety) in the payment of principal of, premium or interest on, or any other payment of money due under, any other material obligation for borrowed money (including any obligation secured by a purchase money mortgage) beyond any provided period of grace, or in the performance of any other material agreement, term, or condition contained in any agreement under which such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on their behalf) to cause, the obligation to become due before its stated maturity;

         (e) The Company or any Subsidiary (i) makes an assignment for the benefit of creditors, (ii) admits in writing to its inability to pay its debts as they become due, (iii) files a voluntary petition in bankruptcy, (iv) is adjudicated a bankrupt or insolvent, (v) files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, (vi) files an answer admitting or not contesting the material allegations of a material petition filed against the Company or any Subsidiary in such proceeding, or (vii) seeks, consents to, or acquiesces in the appointment of any trustee, receiver, or liquidator of the Company or any Subsidiary or of all or any substantial part of the Company's or Subsidiary's property, or the Company or its directors or majority stockholders take any action looking to its dissolution or liquidation;

         (f) An action is commenced against the Company or any Subsidiary seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, and the action is not dismissed, or all orders or proceedings thereunder affecting the Company's operations or business are not stayed within 60 days after commencement of such action, or the stay of any such order or proceedings is thereafter set aside; or, a trustee, receiver, or liquidator is appointed for the Company or any Subsidiary or of all or a substantial part of the Company's or Subsidiary's properties without the Company's or Subsidiary's consent or acquiescence, and the appointment is not vacated within 60 days after the appointment; or

         (g) A final judgment, against which the Company or any Subsidiary is uninsured and which, together with other like outstanding judgments against the Company and its Subsidiaries, exceeds a total of $500,000, is rendered against the Company or a Subsidiary, and within 60 days after the entry thereof, the judgment is not discharged or execution thereof stayed pending appeal; or, within 60 days after the stay expires, the judgment is not discharged.

         Notwithstanding the above, or anything else contained in this agreement, should the Company be in default under any Senior Debt, the Company shall have the opportunity to cure the same and during such period no Note payments shall become due and payable and shall be delayed until the Senior Debt is satisfied in full.

         If any of the above Events of Default occur, any holder or holders of 50 percent or more in aggregate principal amount of the Notes then outstanding ("50 percent holders") may at any time (unless all defaults have previously been remedied), by written notice to the Company, and, to the extent they are known to such holder or holders, to the other holders of Notes declare all the Notes, to be due and payable. In such case, the Notes immediately shall mature and become due and payable, together with interest accrued thereon. While an Event of Default continues, however, and irrespective of whether the 50 percent holders have declared all of the Notes to be due and payable, any original purchaser of the Notes may, by written notice to the Company, declare the Notes then held by it to be, and such Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon. Any such action by 50 percent holders, however, may be rescinded with the consent of the holders of 66.66 percent or more in aggregate principal amount of the Notes then outstanding, if the Company has cured the Event of Default.

                     ARTICLE 19 - SUBORDINATION OF NOTES

         (a) The payment of the principal of and interest on the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article 19 set forth, to the right of payment of the prior payment of Senior Debt in full.

         (b) Upon any distribution of the Company's assets upon its dissolution, winding up, liquidation, or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities or otherwise:

                 (1) All principal, premium, if any, and interest due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money or money's worth, before the holders of the Notes are entitled to receive any payment upon the principal of, premium, if any, or interest on the Notes;

                 (2) Any payment or distribution of the Company's assets of any kind or character, whether in cash, property or securities (other than shares of the Company's stock as reorganized or readjusted or securities of Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Debt which may at the time be outstanding on terms not less favorable to the holders thereof than those of this Article 19) to which the holders of the Notes would be entitled except for the provisions of this Article 19 shall be paid by the liquidating trustee or otherwise, directly to the holders of Senior Debt (pro reedy to each such holder on the basis of the respective amounts of Senior Debt held by each such holder), to the extent necessary to pay in full all Senior Debt remaining unpaid, after giving effect to any prior or concurrent payment or distribution, or provision therefor, to the holders of Senior Debt on the Senior Debt;

                 (3) If, notwithstanding the foregoing, any payment or distribution of the Company's assets of any kind or character, whether in cash, property, or securities (other than shares of the Company's stock as reorganized or readjusted or securities of Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Debt which may at the time be outstanding on terms not less favorable to the holders thereof than those of this Article 19) is received by the holders of the Notes before all Senior Debt is paid in full, or provision made for its payment, such payment or distribution shall be paid over to holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder), for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt has been paid in full, or provision made for its payment, after giving effect to any prior or concurrent payment or distribution to the holders of the Senior Debt on the Senior Debt; and

                 (4) Each holder of the Notes agrees, in the event of any proceeding described in this paragraph (b) of this Article 19, to proceed promptly and with due diligence to enforce its claim, or to notify the Company and the other holders of the Notes in writing of its intention not to so enforce its claim, as a holder of the Notes against the Company.

         (c) In the event and during the continuance of any default by the Company in the payment of any Senior Debt when due (whether at a stated maturity date, upon acceleration or otherwise), no payment of principal of, premium, if any, or interest on the Notes shall be made by the Company.

         (d) Subject to the payment in full of all Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of the Company's assets applicable to the Senior Debt until the principal of, premium, if any, and interest on the Notes is paid in full. No such payments or distributions applicable to the Senior Debt shall, as between the Company, its creditors other than the holders of the Senior Debt, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes.

         (e) The provisions of this Article 19 are solely for the purpose of defining the rights of the holders of the Notes, on the one hand, relative to the rights of the holders of the Senior Debt, on the other hand, and nothing contained in this Article 19 or elsewhere in the Agreements or in the Notes is intended to or shall:

                 (1) Impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of the Notes, the Company's obligation, which is unconditional and absolute, to pay to the holders of the Notes the principal of, premium, if any, and interest on the Notes, as and when the same becomes due and payable in accordance with the terms of the Notes, or

                 (2) Affect the rights of the holders of the Notes relative to creditors of Company other than the holders of the Senior Debt, nor shall anything in the Agreements or in the Notes prevent the holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this agreement, subject to the rights, if any, under this Article 19 of the holders of the Senior Debt in respect to the Company's assets received upon the exchange of any such remedy.

         (f) Upon any payment or distribution of the Company's assets referred to in this Article 19, the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, or reorganization proceedings are pending or upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Notes on the Notes for the purpose of ascertaining the amount of the Senior Debt, the holders thereof, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 19.

         (g) Nothing contained in this Article 19 or in the Agreements or in the Notes, shall affect the Company's obligation to make, or prevent the Company from making, at any time except as set forth in paragraphs (b), (c) and
(d) of this Article 19, payments of principal of, premium, if any, or interest on the Notes.

         (h)     No modification, amendment, or waiver of any provision of this
Article 19 shall be made without the prior written consent of the holders having a majority interest in the Notes.

                    ARTICLE 20 - REMEDIES ON DEFAULT, ETC.

         If any one or more Events of Default occur and are continuing, the holders of any Notes at the time outstanding may proceed to protect and enforce their rights by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exchange of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or premium, if any, or interest on any Note, the Company will pay the holder a further amount sufficient to cover the cost of collection, including (without limitation) reasonable attorney's fees, expenses, and disbursements. If any holder of any Note gives any notice or takes any other action in respect of a claimed default, the Company will forthwith give written notice thereof to all other holders of the Notes at the time outstanding describing the notice or action and the nature of the claimed default. No course of dealing and no delay by any holder of any Note in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power, or remedy conferred hereby or by any Note upon any holder thereof shall be exclusive of any other right, power, or remedy referred to herein or therein or now or hereafter available by law, in equity, by statute or otherwise.

                           ARTICLE 21 - DEFINITIONS

         As used herein, the following terms have the following respective meanings:

         21.1    Affiliate.

         (a) Any Person owning or controlling 5 percent or more of any class of stock or similar interests of Company or any Subsidiary;

         (b)     Any spouse of any such Person;

         (c) Any relative (within the third degree) of any such Person or spouse;

         (d) Any corporation, association, or other business entity in which any such Person or spouse or relative has a substantial direct or indirect interest; and

         (e) Any corporation (other than a Subsidiary), association, or other business entity 5 percent or more of any class of stock or similar interests of which is owned or controlled by the Company or any Subsidiary.

         21.2 The Exchange Formula. In a Net Issuable Exchange the formula for determining the number of shares of Common Stock to be received in exchange for a Warrant shall be determined as follows:

The Current Number of Shares at Any
Given Time To be Received in the Event    X  MP - EP = # of shares in exchange for a Warrant
of an Exchange of a Warrant with Full        -------
Payment of the Exchange Price                   MP

MP       = MARKET PRICE OF STOCK.
EP       = EXERCISE PRICE.


         21.3 Common Stock. All shares now or hereafter authorized by the class of the Company's Common Stock, par value $.001 per share, presently authorized and stock of any other class into which such shares may hereafter have been changed.

         21.4 First Liquidity Event. A change of control in the Company defined as a change in ownership of the majority of the Company's issued and outstanding stock or the change in ownership of enough issued and outstanding Company stock (i.e. less than a majority) to control the outcome of an election of the Company's directors, a merger where the Company is not the surviving entity, an initial public offering by the Company in excess of $15.0 million in net proceeds, or a sale of substantially all of the Company's assets.

         21.5 Generally accepted accounting principles. As determined by independent certified public accountants of recognized national standing selected by the Company.

         21.6    Indebtedness.  As applied to a Person,

         (a) All items which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date of which the Indebtedness is to be determined;

         (b) All Indebtedness (other than Indebtedness owing to such Person) secured by any mortgage, pledge, lien, security interest or conditional sale, or other title retention agreement to which any property or asset owned or held by such Person is subject, regardless of whether the Indebtedness secured thereby has been assumed; and

         (c) All Indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), discounted, sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         21.7 Market Price. This Market Price of stock shall be the method of determining a market price of stock in use for the Exchange Formula and in determining Market Price on the date of a First Liquidity Event. Market Price shall mean the average of the daily closing price of the Company's common stock for the ten (10) consecutive business days immediately prior to the day in question. The closing price for each day shall be (a) the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the common stock is listed or admitted to trading or, if the common stock is not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market System, or (b) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose, or
(c) if the common stock is neither listed or admitted to trading as aforesaid, nor traded in the over-the-counter market, Market Price shall be determined in the following manner: For a period of ten (10) days after the date the Company is notified of a holder's desire to effect a Net Issuable Exchange or after the date of a First Liquidity Event (the "Negotiation Period"), the holder's effected (the "Participating Holder"), and the Company agree to negotiate in good faith to reach agreement upon the Market Price of the Company's common stock. In the event that the Participating Holder and the Company are unable to agree upon the Market Price by the end of the Negotiation Period, the Market Price of the Company's Common Stock shall be determined for purposes of Section
1.2 initially by an appraiser selected by the Company (the "Company Appraiser") and whose appraisal (the "Company Appraisal") shall be furnished to the Participating Holder within fifteen (15) days after the date of the notice given under Section 1.2 hereof. If the Participating Holder does not object to such determination within fifteen (15) days after receipt of such appraisal, the fair market value determined by the Company Appraiser shall be the Market Price. If the Participating Holder objects to the fair market value determined by Company Appraiser, then the Participating Holder may select an Appraiser (the "Holder's Appraiser") who shall review the determination of the Company appraiser and issue a report thereon (the

"Holder's Appraiser") within fifteen (15) days after delivery to the Participating Holder of the Company Appraisal. Within ten (10) days after delivery to the Company of the Holder's Appraisal, the Company Appraiser and the Holder's Appraiser shall meet in order to resolve any questions or differences with respect to the Market Price. If such Appraisers agree on a Market Price of the Company's common stock, such price shall be the Market Price. If no agreement is reached, such Appraisers shall select an appraiser (the "Third Appraiser") within five (5) days after such meeting. The Market Price of the common stock shall then be determined by the Third Appraiser within thirty (30) days after delivery to the Company of the Holder's Appraisal, and the determination of the Third Appraiser shall be conclusive and binding on both the Company and the Participating Holders. Market Price of the common stock shall in all cases be calculated by determining the Market Price of the entire common stock equity interest of the Company taken as a whole, without premium for control or discounts for minority interests or restrictions on transfer. All expenses of the Company appraisal, the Holder's Appraisal and the Third Appraisal shall be borne equally by the Company and the Participating Holder(s) on a prorata basis.

         21.8 Net Issuable Exchange. A cashless exchange of Warrant for shares of Common Stock based upon The Exchange Formula.

         21.9 Officer's certificate. A certificate signed in the name of the Company by its Chairman of the Board of Directors, or its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

         21.10 Person. A corporation, an association, a partnership, an organization, a business, an individual, or a government or political subdivision thereof, or any governmental agency, but excluding a Subsidiary.

         21.11 Public offering of common stock. The first underwritten public offering of shares of the Company's Common Stock registered under the Act, as a result of which Purchasers will no longer be entitled to anti-dilution protection as to its ownership Warrants or Common Stock.

         21.12 Senior Debt. The principal (and premium, if any, payable on redemption) of and interest on all Indebtedness of the Company and its Subsidiaries for any current and future liabilities or obligations of any kind, and all current and future guaranties, direct or indirect, by the Company or any Subsidiary of such Indebtedness of others and all renewals, extensions and refundings of any such Indebtedness, and all such current and future guaranties by the Company or any Subsidiary of renewals, extensions and refundings of any such Indebtedness of others, whether such Indebtedness or guaranty is outstanding on the date of this agreement or thereafter created, incurred or assumed, unless by the terms of the future instrument creating or evidencing such future Indebtedness or future guaranty or pursuant to which the same is outstanding it is provided in effect that the Indebtedness or guaranty is not superior in right of payment to the Notes. Notwithstanding anything contained herein to the contrary, all debt that is not traditionally senior debt (senior debt to include, but not be limited to current and future acquisition debt, bank debt, institutional debt, trade debt, financing debt, (except Company affiliates or insiders), shall be pari passu basis with this debt. As to the current outstanding debt to the Company Director, the Company covenants and agrees to provide Purchasers on an equal basis and at the same time on a pari passu basis, for any payment on such debt to the Company Director or grant of security to such Company Director. The Company agrees to immediately provide Purchasers with notice of any demand or action by said Director to collect such debt. In the event of a payment to Purchaser hereunder the Note shall be reduced accordingly.

         21.13 Subsidiary. Any corporation, association, or other business entity in which more that 50 percent of the stock of each class having ordinary voting power is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the Company and/or one or more of its Subsidiaries.

                            ARTICLE 22 - EXPENSES

         Upon consummation of the transaction, the Company will pay:

         (a) All the costs and expenses of this agreement, of the printing and the issue of the Notes and Warrants and the Common Stock issuable upon conversion of the Notes and Warrants, of any taxes (including any interest and penalties in respect thereof) payable on such issue (Company agreeing to indemnify you in respect thereof), of furnishing all opinions by the Company's counsel (including any opinions requested by your special counsel as to any legal matter arising hereunder) and all certificates on behalf of the Company, and of the Company's performance of and compliance with all of its agreements and conditions contained herein;

         (b) The cost of delivering to you, insured to your satisfaction, the Notes and Warrants purchased by you at Closing Time and any Notes and Warrants or Common Stock or Warrants delivered to you upon any exchange, delivery or exchange pursuant to the provisions of this agreement and of delivering any Notes to the Company, insured to your satisfaction, if delivered by you pursuant to the provisions of this agreement or upon any conversion or prepayment of the Notes;

         (c) Pay, indemnify, and hold you and each other holder of any Note harmless from and against any and all liability and loss with respect to or resulting from:

                 (1) All claims for or on account of brokers' or finders' fees or commissions with respect to such transactions; and

                 (2) The nonpayment or delayed payment of all stamp and other taxes, fees, and excises (other than transfer taxes), if any, including any interest and penalties, which may be or be determined to be, payable in connection with this transaction, or in connection with the original issue of the Notes or any Common Stock issuable upon exchange of Notes or Warrants.

         (d) All legal fees and costs incurred with Special Counsel of the Purchaser in connection with this transaction. Special Counsel is Posternak, Blankstein & Lund, L.L.P., 100 Charles River Plaza, Boston, Massachusetts 02114-2723.

  ARTICLE 23 - SURVIVAL OF AGREEMENTS, REPRESENTATIONS, AND WARRANTIES, ETC.

         All agreements, representations, and warranties contained herein or made in writing by or on behalf of Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this agreement, any investigation at any time made by you or on your behalf, your acquisition of the Notes, and any disposition, or payment of the Notes. All statements contained in any certificate or other instrument delivered by Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Company hereunder.

                          ARTICLE 24 - NOTICES, ETC.

         All notices, requests, consents, and other communications hereunder shall be in writing and mailed by first class registered or certified mail, postage prepaid:

         (a) If to you, at your address as set forth in SCHEDULE 1 to this agreement, marked for attention as there indicated, or at any other address furnished to Company by you in writing; or

         (b) If to any other holder of any Note or Warrant, at any address furnished to the Company in writing by such holder, or, until such other holder furnishes to Company an address, then to, and at the address of, the last holder of such Note or Warrant who has so furnished an address to Company; or

         (c) If to the Company, Vision 21, Inc., 7209 Bryan Dairy Road, Largo, Florida 34647, with a copy to Darrell C. Smith, Esquire, Shumaker, Loop & Kendrick, LLP, 101 E. Kennedy Blvd. Suite 2800, Tampa, Florida 33602.

                     ARTICLE 25 - AMENDMENTS AND WAIVERS

         Neither this agreement nor any Notes nor any term hereof or thereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this agreement or of the Notes may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (and only with) the written consent of the holders of at least 51 percent in principal amount of the Notes at the time outstanding, provided, however, that no such amendment or waiver shall, without the written consent of the holders of all of the Notes at the time outstanding, (a) change the amount or time of any payment or prepayment of any Notes or any part thereof, or of any premium or interest thereon, or (b) reduce the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver under this
Article 25.

                       ARTICLE 26 - HOME OFFICE PAYMENT

         The Company agrees that, as long as you shall hold any Notes, it will make payments of principal thereof and interest and premium, if any, thereon by check duly mailed to you, or to your nominee, at the address set forth under your name on SCHEDULE 1, or any other address you designate to the Company in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon had been paid, and will notify the Company of the name and address of the transferee of such Note if known to you.

                          ARTICLE 27 - MISCELLANEOUS

         This agreement is being delivered and is intended to be performed in the State of Florida and shall be construed and enforced in accordance with and governed by the laws of such State. All the terms of this agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes. This agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding contract between you and the Company.

                                        Very truly yours,

                                        VISION 21, INC.

                                        By: /s/ Theodore N. Gillette
                                           -------------------------------------
                                             Theodore N. Gillette, President

(Corporate Seal)
                                        Attest:

                                        By: /s/ Richard T. Welch
                                           -------------------------------------
                                             Richard T. Welch, Chief Financial
                                             Officer

The foregoing agreement is hereby agreed to as of this date thereof.

/s/
-----------------------------------
Purchaser

By:
   --------------------------------

Purchaser's Facsimile Number:
                             ---------------------------------

The foregoing agreement is hereby agreed to as of this date thereof.
/s/
-----------------------------------
Purchaser

By:
   --------------------------------

Purchaser's Facsimile Number:
                             ------------------------------

The foregoing agreement is hereby agreed to as of this date thereof.
/s/
------------------------------------
Purchaser

By:
   ---------------------------------

Purchaser's Facsimile Number:
                             ------------------------------

The foregoing agreement is hereby agreed to as of this date thereof.
/s/
--------------------------------
Purchaser

By:
   -----------------------------

Purchaser's Facsimile Number:
                             ------------------------------

                             EXHIBIT A - FORM OF
             10% SENIOR SUBORDINATED NOTE, DUE DECEMBER 19, 1999

$50,000                                                        December 20, 1996
                                                                  Largo, Florida


         FOR VALUE RECEIVED, the undersigned Vision 21, Inc. ("the Company"), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to ______________________________________, or registered assigns, interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 10 percent per annum from the date hereof, payable semiannually on the 19th day of December and the 19th day of June each year commencing with June 19, 1997 until the principal hereof has become due and payable, and thereafter at the rate of 12 percent per annum until paid, and so far as may be lawful, with interest on any overdue installment of interest at the rate of 12 percent per annum. The entire principal sum of the Note in the amount of $50,000 and any accrued interest yet unpaid shall become due and payable in full the earlier of December 19, 1999, or the date of a First Liquidity Event as defined in the Note Purchase Agreement.

         Payments of both principal and interest are to be made at 7209 Bryan Dairy Road, Largo, Florida 34647, or any other place the holder hereof designates to the Company in writing, in lawful money of the United States of America.

         This Note is one of a number of the Company's Notes all of the same tenor as this Note except for certain variations between series. This Note has been, and such other Notes have been issued, pursuant to that Note Purchase Agreement dated December 20, 1996, between the Company and the Purchasers of said Notes and is entitled to the benefits of said Note Purchase Agreement. As provided therein, this Note is subject to prepayment, in whole or in part, without penalty or premium.

         This Note and all payments hereon, including principal and interest, are subordinated to all the Company's Senior Debt, as defined in said Note Purchase Agreement, to the extent and in the manner specified in that agreement.

         If an event of default, as defined in the Note Purchase Agreement occurs and is continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in said Note Purchase Agreement.

                                        VISION 21, INC.

(Corporate Seal)                        By:
                                           -------------------------------------
                                            Theodore N. Gillette, President

                                        Attest:

                                        By:
                                           -------------------------------------
                                            Richard T. Welch, Chief Financial
                                            Officer

                         EXHIBIT B - FORM OF WARRANT



No. of Shares: 10,549                                      Warrant No.
                                                                      ----------

                           WARRANT EXCHANGEABLE TO
                                 COMMON STOCK
                          EXPIRING DECEMBER 19, 2003

         THIS CERTIFIES THAT, for value received, or registered assigns, is entitled to exchange this Warrant with Vision 21, Inc., a Florida corporation ("the Company"), on or after January 1, 1997, and before 5 p.m., New York City time, on December 19, 2003, for 10,549 shares of Common Stock, par value $_____ per share, of Company, at the Exchange Price (as hereinafter defined) in lawful money of the United States of America or, except as restricted herein, pursuant to a Net Issuable Exchange (or defined in the Note Purchase Agreement described below). The number of shares of Common Stock to be received upon an exchange of this Warrant and the Exchange Price are subject to adjustment as hereinafter set forth.

         This Warrant has been issued pursuant to the Note Purchase Agreement dated as of December 20, 1996, between Company and the Purchasers defined therein, (the "Note Purchase Agreement"). The applicable provisions of the Note Purchase Agreement are incorporated herein by reference, and the holder hereof is entitled to the benefit thereof. A conformed copy of the Note Purchase Agreement will be furnished to the holder hereof by the Company upon written request and without charge.

         Section 1. Exchange of warrants. At any time up through December 19, 2003, subject to the terms hereof, the Warrants shall be exchangeable by the holder of such Warrant. Each Warrant shall initially be exchangeable for 10,549 shares of Common Stock at an exchange price of $4.74 per share of Common Stock or in a cashless exchange for a reduced number of shares (the "Net Issuable Exchange") as determined by the Exchange Formula defined herein. The Warrants will be exchangeable upon surrender of the Warrant to the Company at its principal office in Florida at any time during usual business hours, accompanied, if so required by the Company, by an instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder of such Warrant. However, in the event that the Company has not completed an initial public offering by September 30, 1997, and redeemed the Notes, or if a First Liquidity Event as defined in the Note Purchase Agreement has not occurred, the exchange price of the Warrants shall be adjusted to $4.00 per share. The Warrants will expire by 5:00 p.m., December 19, 2003 if not exchanged by such date. Should the mid- price offering price set forth in an initial filed Form S-1 Registration Statement (and the Company warrants that there will be a price range set forth in the initial Form S-1 Registration Statement filed) for an initial public offering be less than $9.48 per share, than the exchange price for the stock shall become one-half of that mid-price offering price. Should the Market Price per share of Common Stock as defined herein be less than $9.48 at the time of any First Liquidity Event other than an IPO, then the exercise price for the stock shall become one-half of that Market Price per share on such date. Notwithstanding anything contained herein to the contrary, a holder may no longer exchange Warrants for shares of stock after the date of a First Liquidity Event pursuant to a Net Issuable Exchange, but may only exchange Warrants for shares of stock by payment of the exchange price.

         Section 2. Issuance of common stock upon exchange. As promptly as practicable after the surrender, as herein provided, of any Warrant, the Company shall deliver or cause to be delivered to or upon the written order of the holder of the Warrant the shares to be issued on exchange in accordance with the provisions of this Section 2 certificates representing the numbers of fully paid and nonassessable shares of Common Stock into which such Warrant is exchangeable in accordance with the provisions of this Section 2. Subject to the following provisions of this paragraph, such exchange shall be deemed to have been made at the close of business on the date that such Warrant has been exchanged, so that the rights of the holder of such Warrant exchanged shall cease at such time and the person or persons entitled to receive the shares of Common Stock upon exchange of such Warrant shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such exchange shall be at the exchange price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company are closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such exchange as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and such exchange shall be at the exchange price in effect on the date that such Warrant has been surrendered for exchange.

         Section 3. Registered holder as owner; replacement. (a) The Company may treat the registered holder hereof as the owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

         a. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, or indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, provided, that if an original holder of Notes or its nominee or nominees is such holder an agreement of indemnity shall be sufficient for all purposes of this Section 3.

         b. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer, or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 3.

         Section 4. Restrictions on transfer. This Warrant and the related Warrant Shares shall not be transferrable or exchanged except upon the conditions and to the extent specified in the Note Purchase Agreement.

         Section 5. Adjustment of exchange price. The Exchange Price shall be subject to adjustment from time to time in the manner as described in the Note Purchase Agreement.

         Section 6. Reduction of exchange price. The Company shall have the right, at any time or from time to time, voluntarily to reduce the Exchange Price then in effect for any period or periods of time its Board of Directors may determine. In each such event Company shall mail to all Warrantholders a certificate of an officer of Company stating (a) Company's election to reduce the Exchange Price in accordance with this Section 6, (b) that such election is irrevocable during the period below referred to, and (c) the period in which such reduced Exchange Price shall be in effect, such period to commence not less than 30 days after the certificate is mailed to the Warrantholders. Failure to receive such certificate by mail, or any defect therein, shall not affect the validity of the reduction of the Exchange Price during such period. No reduction of the Exchange Price pursuant to the provisions of this Section 6 shall be deemed for the purposes of Section 5 to alter or adjust the Exchange Price or to increase the number of shares then purchasable upon the exchange of the Warrants.

         Section 7. Special agreements of company. (a) The Company covenants and agrees that it will reserve and set apart and have at all times a number of shares of authorized but unissued Common Stock deliverable upon the exchange of this Warrant or any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all its obligations hereunder. The Company covenants and agrees that it will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of its terms hereunder, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all necessary or appropriate action in order to protect the rights of the holders of this Warrant against dilution or other impairment.

         a. This Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

         Section 8. Notices. All notices and documents to Warrantholders under this agreement shall be sent by registered or certified mail to the holder at the address shown on the holder's warrant or any other address the holder has furnished the Company in writing. All notices and documents to the Company shall be sent by certified or registered mail to its principal office, at Vision 21, Inc., 7209 Bryan Dairy Road, Largo, Florida 34647, or any other address the Company has furnished the Warrantholders in writing with a copy to Company counsel:

                 Darrell C. Smith, Esquire
                 Shumaker, Loop & Kendrick, LLP
                 Barnett Plaza, Suite 2800
                 101 E. Kennedy Boulevard
                 Tampa, Florida 33602

         Section 9. No rights as shareholder; limitation of liability. This Warrant shall not entitle the holder hereof to any of the rights of a shareholder of the Company except as set forth in the Note Purchase Agreement. No provision hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exchange Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         Section 10. Law governing. This Warrant shall be governed by, and construed and enforced in accordance with the, the laws of the State of Florida.

         Section 11. Rights under Note Purchase Agreement. The holder hereof shall be entitled to all rights accorded to a holder, as well as all obligations as contained in the Note Purchase Agreement.

         Section 12. Expiration. This Warrant shall expire and become null and void if not exchanged on or before 5:00 p.m. on December 19, 2003.

         IN WITNESS WHEREOF, Vision 21, Inc. has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated December 20, 1996.

                                        VISION 21, INC.

                                        By:
                                           -------------------------------------
                                            Theodore N. Gillette, President

                                        Attest:

                                        ----------------------------------------
                                        Richard Welch, Chief Financial Officer

                            EXHIBIT C - ASSIGNMENT


           To Be Executed by the Registered Holder if He Desires to
                             Transfer the Warrant

                               VISION 21, INC.

         FOR VALUE RECEIVED, __________________________________________, hereby sells, assigns, and transfers unto ________________________________________, the right to purchase __________ shares of Common Stock, evidenced by the within Warrant, and does hereby irrevocably constitute and appoint _____________________________________________ as Attorney to transfer the said
Warrant on the books of the Company, with full power of substitution.


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------

                                        ----------------------------------------
                                        Address


Dated:                     , 19
      ---------------------    ----

In the presence of:

-----------------------------------

-----------------------------------

                                  SCHEDULE 1
                                   COLUMN A


                                                                         COLUMN B                  COLUMN C
                                                                         --------                  --------
                                                  PRINCIPAL                                  NUMBER OF SHARES OF
                                                  AMOUNT OF              NUMBER OF            COMMON STOCK INTO
                                                    NOTES                 WARRANTS           WHICH WARRANTS ARE
                NAME AND ADDRESS                    TO BE             PURCHASER IS TO             INITIALLY
                 OF PURCHASERS                    PURCHASED               RECEIVE               EXCHANGEABLE
                ----------------              ----------------        ---------------        -------------------

                                 SCHEDULE 4.1


                       VISION 21, INC. AND SUBSIDIARIES


                                                                            % OF OUTSTANDING
                                                                         STOCK OWNED BY COMPANY
                                                   STATE OF                    DIRECTLY OR
              CORPORATION                        INCORPORATION            THROUGH A SUBSIDIARY
----------------------------------               -------------            --------------------

The Company                                         Florida                        NA

Vision 21 Physician Practice                        Florida                       100%
Management Co., Inc. (practice
management company)

Managed Eyecare of Tampa Bay, Inc.                  Florida                       100%
(managed care organization)



                                 SCHEDULE 4.3

Exceptions to Company's representation that there are no material adverse changes in financial condition or affairs of the Company, its Subsidiaries and Acquired Businesses.

The following practices described in the Memorandum have not closed as of December 20, 1996:

         1. Kennedy Eye Associates (have not determined as yet whether acquisition will occur)

         2.      Four Seasons (will not be acquired)

         3. Optometric Eyecare Centers, P.A. (while nothing definitive has been executed and there can be no guarantee, they are expected to be acquired the week of December 23, 1996)

Result on Company:  See SCHEDULE A, Page 19 of Memorandum.

All other practices described on SCHEDULE A, Page 19 have closed on or before December 20, 1996.

                                    NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              SUBSCRIPTION FORM

           To Be Executed by the Registered Holder if He Desires to
                             Exchange the Warrant

                               VISION 21, INC.

         The undersigned hereby exchanges the right to purchase __________ shares of Common Stock covered by this Warrant according to the conditions thereof and herewith makes payment of the Exchange Price of such shares in full.

                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------

                                        ----------------------------------------
                                        Address

Dated:                , 19
       ---------------    ----